UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2014

ATKORE INTERNATIONAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-174689	80-0661126
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)
16100 South Lathrop Avenue
Harvey, Illinois 60426
(Address of principal executive offices) (zip code)
(708) 339-1610
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On February 7, 2014, Atkore International Holdings Inc. (the “Company”) issued the news release attached hereto as Exhibit 99.1 reporting the consolidated financial results for the fiscal year 2014 first quarter (the “Earnings Release”).
In the Earnings Release, the Company utilizes certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. GAAP refers to generally accepted accounting principles in the United States.
EBITDA is defined as net income (loss) plus (i) income tax (benefit) expense, (ii) interest expense, net and (iii) depreciation and amortization. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and other debt service requirements. In the Earnings Release, the Company has provided information regarding Adjusted EBITDA. Adjusted EBITDA is defined as EBITDA adjusted to exclude non-cash items, unusual items and other adjustments permitted in calculating covenant compliance (if and when applicable) under the Company’s asset-based credit facility (the “ABL Credit Facility”). We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors, analysts and other interested parties who will consider Adjusted EBITDA useful in measuring our ability to meet our debt service obligations and to comply with the fixed-charge coverage ratio covenant (if and when applicable) under the ABL Credit Facility.
The press release also includes the non-GAAP financial measure of net debt, which represents the difference between total debt (defined as short-term debt and long-term debt) and cash and equivalents (limited to up to $35 million). For purposes of the Net Debt to Adjusted EBITDA Ratio, Adjusted EBITDA is calculated for the last twelve months. Management believes that Net Debt and the Net Debt to Adjusted EBITDA Ratio provide useful information regarding the level of Atkore's indebtedness by reflecting cash and cash equivalents that could be used to repay debt and for evaluating its leverage consistent with the measures used for the calculation of certain financial covenants in its financing agreements.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are contained in Supplemental Schedules E and F to the Earnings Release.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description

Exhibit 99.1	News release reporting consolidated financial results for three months ended December 27, 2013 and December 28, 2012, dated February 7, 2014.
All of the information furnished in Items 2.02 and 9.01 of this report and the accompanying exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless expressly incorporated by reference therein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2014	ATKORE INTERNATIONAL HOLDINGS INC.

	By:	/s/ James A. Mallak
	Name:	James A. Mallak
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	News release reporting consolidated financial results for three months ended December 27, 2013 and December 28, 2012, dated February 7, 2014.